          As filed with the Securities and Exchange Commission on June 11, 1998

                                               Registration No. 333 -__________



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 TOM BROWN, INC.
             (Exact name of registrant as specified in its charter)

      DELAWARE                                              95-1949781
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)

   508 WEST WALL STREET, SUITE 500
          MIDLAND, TEXAS                                     79701
Address of principal executive offices)                    (Zip Code)

                     TOM BROWN, INC. 1993 STOCK OPTION PLAN
                            (Full title of the plan)

                              WILLIAM R. GRANBERRY
                                    President
                            500 Empire Plaza Building
                              Midland, Texas 79701
                     (Name and address of agent for service)

                                  915-682-9715
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                              Bruce R. DeBoer, Esq.
                                 Tom Brown, Inc.
                            508 West Wall, Suite 500
                              Midland, Texas 79701

                         CALCULATION OF REGISTRATION FEE

                                          Proposed          Proposed
Title of Each Class                        Maximum           Maximum           Amount of
of Securities To Be     Amount to be    Offering Price      Aggregate         Registration
     Registered          Registered       Per Share*      Offering Price         Fee
----------------------------------------------------------------------------------------------
Common Stock,
$.10 par value            500,000          $16.10         $8,050,000          $2,374.75
----------------------------------------------------------------------------------------------

  * Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sales prices of the Registrant's Common Stock as reported on the NASDAQ National Market System on June 9, 1998.

                                EXPLANATORY NOTE

      This Registration Statement relates to the registration of 500,000 additional shares of Common Stock authorized for issuance under the Registrant's 1993 Stock Option Plan. Accordingly, pursuant to General Instruction "E" of Form S-8, the contents of the Registrant's Registration Statement No. 33-60842, No. 333-13157 and No. 333-42011 are hereby incorporated by reference.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      The validity of the issuance of the Common Stock issuable upon exercise of the options has been passed upon for the Registrant by Lynch, Chappell & Alsup, a Professional Corporation, Midland, Texas. James M. Alsup, a shareholder in the firm of Lynch, Chappell & Alsup, is the Assistant Secretary of the Registrant and the beneficial owner of 10,000 shares of Common Stock of the Registrant.

ITEM 8.  EXHIBITS

         Exhibit No.                                 Description

         * 5    --      Opinion of Lynch, Chappell & Alsup, a Professional
                        Corporation

         *23.1  --      Consent of Lynch, Chappell & Alsup, a Professional
                        Corporation (contained in Exhibit No. 5)

         *23.2  --      Consent of Arthur Andersen LLP

         *23.3  --      Consent of Williamson Petroleum Consultants, Inc.

         *23.4  --      Consent of Ryder Scott Company

         *24    --      Power of Attorney contained on Page 6 hereof

--------------
* Filed herewith.

ITEM 9.  UNDERTAKINGS

         (1) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each officer, director or employee to whom the prospectus is sent or given a copy of Registrant's Annual Report to Stockholders for its last fiscal year, unless such officer, director, or employee otherwise has received a copy of such report, in which case the Registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the officer, director or employee. If the last fiscal year of the Registrant has ended within 120 days prior to the use of the prospectus, the annual report of the Registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such officer, director or employee.

         (2) The undersigned Registrant hereby undertakes to transmit or cause to be transmitted to all officers, directors and employees participating in the Tom Brown, Inc. 1993 Stock Option Plan, who do not otherwise receive such material as stockholders of the Registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

         (3) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (4) The undersigned Registrant hereby undertakes:

                 (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
             Statement:

                      (i)  To include any prospectus required by Section 10(a)
             (3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events
             arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with
             respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (4)(a)(i) and (4)(a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                    (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on the 8th day of June, 1998.


                                            TOM BROWN, INC.


                                            By:  /s/ William R. Granberry
                                                --------------------------------
                                                William R. Granberry,  President

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William R. Granberry and R. Kim Harris and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them severally, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


   Signature                             Title                         Date

/s/ Donald L. Evans          Chairman of the Board of Directors
--------------------------       and Chief Executive Officer
    Donald L. Evans             (Principal Executive Officer)       June 8, 1998

/s/ William R. Granberry         President, Chief Operating
--------------------------           Officer andDirector            June 8, 1998
    William R. Granberry

/s/ R. Kim Harris                   Controller (Principal           June 8, 1998
--------------------------             Financial Officer)
    R. Kim Harris

/s/ Thomas C. Brown                        Director                 June 8, 1998
--------------------------
    Thomas C. Brown

/s/ David M. Carmichael                    Director                 June 8, 1998
--------------------------
    David M. Carmichael

/s/ Henry Groppe                           Director                 June 8, 1998
--------------------------
    Henry Groppe

/s/ Edward W. LeBaron, Jr.                 Director                 June 8, 1998
--------------------------
    Edward W. LeBaron, Jr.

/s/ Clyde E. McKenzie                      Director                 June 8, 1998
--------------------------
    Clyde E. McKenzie

/s/ James B. Wallace                       Director                 June 8, 1998
--------------------------
    James B. Wallace

/s/ Robert H. Whilden, Jr.                 Director                 June 8, 1998
--------------------------
    Robert H. Whilden, Jr.

                                EXHIBIT INDEX



Exhibit No.                      Description

     *  5   --    Opinion of Lynch, Chappell & Alsup, a Professional Corporation

     *23.1  --    Consent of Lynch, Chappell & Alsup, a Professional Corporation
                  (contained in Exhibit No. 5)

     *23.2  --    Consent of Arthur Andersen LLP

     *23.3  --    Consent of Williamson Petroleum Consultants, Inc.

     *23.4  --    Consent of Ryder Scott Company

     *24    --     Power of Attorney contained on Page 6 hereof
----------------

* Filed herewith.